UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2025

KATAPULT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39116	84-2704291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5360 Legacy Drive, Building 2 Plano, TX	75024
(Address of principal executive offices)	(Zip Code)

(833) 528-2785
(Registrant’s telephone number, including area code:)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	KPLT	The Nasdaq Stock Market LLC
Redeemable Warrants	KPLTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On October 13, 2025, Katapult Holdings, Inc. (the “Company”) entered into the Limited Waiver (the “Third Limited Waiver”) to our Amended and Restated Loan and Security Agreement, dated as of June 12, 2025 (as amended, amended and restated, supplemented, revised, or otherwise modified from time to time, including pursuant to that certain Limited Waiver dated September 15, 2025 (the “First Limited Waiver”) and that certain Limited Waiver dated September 29, 2025 (the “Second Limited Waiver”), the “Loan Agreement”), by and among Katapult SPV-1 LLC, Katapult Group, Inc., the Company (each a “Credit Party” and, together, the “Credit Parties”), Midtown Madison Management LLC, as administrative, payment and collateral agent and lender, and the lenders party thereto (the “Lenders”) in response to the Credit Parties’ failure to maintain Minimum Trailing Three-Month Originations as of the last business day of (x) the calendar month ended August 31, 2025 and (y) the calendar month ended September 30, 2025 as required by the Loan Agreement. The Third Limited Waiver, among other things, temporarily waives the Existing Default (as defined in the Third Limited Waiver) until October 20, 2025. Notwithstanding the waiver of the Existing Default pursuant to the Third Limited Waiver, the Existing Default is deemed to have occurred and be continuing for purposes of the Conversion Rights (as defined in the Loan Agreement) and therefore the Class B Lenders (as defined in the Loan Agreement) shall be entitled, at any time on or after the date hereof, to convert up to one hundred percent (100%) of the amount outstanding under the Term Loan (as defined in the Loan Agreement) into shares of common stock, par value $0.0001 per share of the Company (“Common Stock”), at the Conversion Rate (as defined in the Loan Agreement). The number of shares of Common Stock issuable upon exercise of the Conversion Rights is calculated on the basis of the average of the daily volume weighted average prices of the Common Stock for the twenty (20) consecutive trading days (the “20-day VWAP”) ending on the date of conversion, subject, in certain cases, to a specified discount. As of the date hereof, the 20-day VWAP through the last completed trading day of October 10, 2025 is approximately $16.54.

This description of the Third Limited Waiver does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Third Limited Waiver, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Limited Waiver, dated as of October 13, 2025, by and among Katapult SPV-1 LLC, Katapult Group, Inc, Katapult Holdings, Inc., Midtown Madison Management LLC and the lenders party thereto.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 14, 2025	/s/ Orlando Zayas
Name: Orlando Zayas
Title: Chief Executive Officer